Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated September 22, 2011, with respect to the consolidated financial statements of Student Transportation Inc. (the “Company”) and our report dated September 28, 2011 with respect to the Reconciliation of Canadian Generally Accepted Accounting Principles to United States Generally Accepted Accounting Principles, incorporated by reference in this Amendment No. 1 to Registration Statement on Form F-10 and the preliminary short form prospectus of the Company.

MetroPark, New Jersey	/s/ Ernst & Young LLP
February 28, 2012	Ernst & Young LLP